Exhibit 10.1

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STOCK
PURCHASE AGREEMENT

_______________________________________________

BY AND AMONG

PROFIT SEEKER PRIVATE EQUITY LTD.,

E-WASTE SYSTEMS, INC.,

SURF INVESTMENTS, LTD. D/B/A CPU,

KIMBERLY CREW

_______________________________________________

Dated as of June 21, 2013

______________________________________________________

STOCK  PURCHASE AGREEMENT

THIS AGREEMENT is made as of June 21, 2013,  by and among PROFIT SEEKER PRIVATE EQUITY LTD., a corporation organized under the Laws of the United Kingdom (“PPE”), E-WASTE SYSTEMS, INC., a Nevada corporation (“EWSI”) (PPE and EWSI collectively are the “Buyers”), SURF INVESTMENTS, LTD. D/B/A CPU, a California corporation (“CPU”), KIMBERLY CREW, an individual resident of the Commonwealth of Pennsylvania (“Crew”) (“Crew” is also the “Seller”).

RECITALS

A. CPU is engaged in the business of selling computer hardware and parts, servicing and repairing computer hardware, providing asset retirement services for computer hardware, and providing end-of-life services including electronics waste recycling, for which it is a registered collector by the State of California.

B. The Seller owns all of the issued and outstanding shares of the capital stock of CPU.

C. The Buyers desire to purchase from the Seller, and the Seller desires to sell to Buyers, all of the capital stock of CPU (the ‘Common Stock’) upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the recitals and the respective representations, warranties, indemnities, covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, do hereby agree as follows:

1. Definitions:

1.1 “Knowledge of the Seller” and terms of similar import shall mean the knowledge that Crew should have after due, reasonable and prudent inquiry.

2. PURCHASE OF CPU COMMON STOCK

2.1 Purchased CPU Common Stock  Subject to and upon the terms and conditions set forth in this Agreement, Seller will validly sell, transfer, assign and convey to Buyers, and Buyers will accept and purchase from Seller, on the Closing Date, the Common Stock of CPU.

2.2 Delivery of CPU Common Stock  At the Closing, the Seller shall deliver, transfer and assign all of the CPU Common Stock to Buyers, in the proportions shown on Exhibit A by delivering stock certificates representing 100% of the capital stock of CPU endorsed or accompanied by stock powers or other similar assignment documents reasonably requested by the Buyers, duly executed and otherwise in proper form for transfer, as shall be necessary to vest in Buyers, full, complete, good and marketable title to such Common Stock free and clear of all liens, claims and encumbrances of any kind whatsoever, all such documents to be in form and substance satisfactory to counsel for Buyers.

2.3 Payment of Purchase Price.  The Purchase Price for the CPU Common Stock shall be valued at $222,928 and paid by Buyers to Seller as follows;

(a) Up to the total amount of the Purchase Price shall be in the form of assumption of certain aged debt obligations payable to Crew, Julie Peterson, RLS Associates, and others, as shown herein in Exhibit B, (the ‘Debt’) on terms acceptable to Buyers (which generally shall mean each of the Debt items are at least six months old with extended terms of repayment), and

(b) The balance of the Purchase Price, also as shown on Exhibit B, shall be paid in the form of newly issued Series A Convertible Callable Preferred Stock of EWSI valued at $1,000 for each share which cannot be diluted or changed, and valued at $1,100 when called or converted, (the “EWSI Shares”) and shall be allocated to the Seller.:

(c)  Governing document of the Series A Convertible Callable Preferred Stock.

(i)           The Form of Certificate of Series A Convertible Callable Preferred Stock of E-Waste Systems Inc. (OTCQB:EWSI) governs the characteristics of the stock being issued and is being included in this Stock Purchase Agreement as Exhibit D.

3. CLOSING.

3.1 Closing Date.

The Closing shall take place within 5 business days of the date of execution herein (the “Closing Date”).

3.2 Closing Deliveries.

(a)   By the Seller.  Within five business days of the Closing, CPU and the Seller, as applicable, shall deliver to Buyers the following, duly executed:

(i) Noncompetition Agreements for Kimberly Crew and Julie Peterson.

(ii) Julie Peterson’s Consulting  Agreement

(iii) Crew’s Consulting Agreement (to be delivered by Crew only),

(iv) the Original Stock Transfer Documents,

(v) the Closing Balance Sheet (to be delivered by Crew only);

(vi) the Certificate/Articles of Incorporation of CPU certified as of the most recent practicable date by the Secretary of State of California;

(vii) a certificate of the Secretary of State of California as to the good standing of CPU as of the most recent practicable date;

(viii) the authorizations, consents and approvals set forth in hereto;

(ix) the duly executed resignations of all officers and directors of CPU from all offices and directorships of CPU held by them;

(x) the original corporate record books and stock record books of CPU (to be delivered by Crew only); and

(xi) termination of all shareholder agreements, operating agreements or similar agreements among any of the Seller and/or CPU.

(xii) written details for all Debt showing their aged nature

(b) By Buyers.  At the Closing, Buyers shall deliver to the Seller the following duly executed:

(i) Noncompetition Agreements,

(ii) Julie Peterson’s Consulting Agreement,

(iii) Crew’s Consulting Agreement,

(iv) the EWSI Series A Convertible Callable Preferred Stock shares,

(v) EWSI’s Board of Director’s consent.

(c)           By Buyers and Sellers.  At Closing, Buyers and Sellers shall delive the following executed document to all debt holders listed in Exhibit B:

(i)           Debt Modification Agreement

4. REPRESENTATIONS AND WARRANTIES OF CREW.  For the purpose of inducing Buyers to enter into this Agreement and to consummate the transactions contemplated hereby, Crew represents and warrants and agrees, that:

4.1 Ownership of Common Stock; Authority; Consents.

(a) Ownership.  The Seller is the owner of, and has good and marketable title to the Common Stock, free and clear of all liens, claims and encumbrances, and has full legal title and power and the authorizations and approvals necessary to sell, transfer and deliver the Common Stock to Buyers.

(b) Authority.  The Seller has all requisite power and authority to enter into this Agreement, and the related agreements referred to herein, and to carry out such Seller’s obligations hereunder.  This Agreement and the related agreements, documents and instruments referred to herein have been duly executed and delivered by the Seller who is a party thereto and constitute the valid and legally binding obligations of each such Seller.

(c) Consents.  No consent, approval, authorization or order of any court, governmental agency or body is required for the consummation by the Seller of the transactions contemplated by this Agreement, and the execution, delivery and performance by CPU and the Seller of this Agreement, and of the transactions herein, does not require the consent of any third party under any contract, agreement, lease or license to which CPU or any of the Seller is a party.

4.2 Corporate Matters.

(a) Organization and Qualification; Power.

(i) CPU is a corporation duly organized, validly existing and in good standing under the Laws of the State of California.

(ii) CPU is duly qualified and/or licensed, as the case may be, and in good standing in the State of California.

(iii) CPU has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted.

(b) Subsidiaries.  CPU has no subsidiaries or owns any stock, limited liability company interests or other equity interests in any Person.

(c) Capitalization of CPU; Ownership of Common Stock.  The entire authorized capital stock of CPU consists of the Common Stock, of which 4,300 shares are issued and outstanding.  All of the issued and outstanding shares of the Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Seller free and clear of all liens, claims, encumbrances and restrictions whatsoever.  No shares of Common Stock or other ownership interests in CPU are reserved for issuance or are held as treasury shares.  There are no outstanding options, warrants, conversion rights or other rights to subscribe for or purchase, or other contracts with respect to, the Purchased Equity Interests or any other equity interest of CPU pursuant to which any Seller or CPU is or may become obligated to issue or redeem or exchange any shares of stock or other equity interests of CPU.

4.3 Authority; Validity.  The execution and delivery by CPU of this Agreement and the other documents and instruments have been duly authorized by CPU, as applicable.

4.4 Financial.  The Seller previously furnished to Buyers true and correct copies of the Financial Statements, copies of all of which are attached hereto.

4.5 Absence of Undisclosed Liability.  There are no liabilities or obligations of any kind whatsoever, whether direct, indirect, accrued, contingent or absolute, and whether or not determined or determinable (other than the liabilities of CPU set forth on the Closing Balance Sheet).

4.6 Litigation.  CPU is not bound by any order, judgment, stipulation or consent decree of any court or governmental agency affecting its assets, or limiting or affecting its operations.

4.7 Licenses; Compliance With Laws and Regulations.

(a) Governmental Licenses.  CPU has all governmental licenses and permits necessary to conduct its business, and such licenses and permits are in full force and effect.

(b) Compliance With Laws and Regulations.  CPU is in compliance with all applicable Laws relating to the operation of its business.

(c) Insurance.  CPU’s assets have been and are insured, and will be insured through the Closing Date.

(d) Taxes.  CPU (i) has timely filed with the appropriate governmental agencies all Tax Returns required to be filed by it as of the date of this Agreement for all periods ended prior to the date of this Agreement, (ii) has paid all Taxes shown as payable on such Tax Returns and all Taxes that CPU is required by Law to pay, withhold or collect for all periods ending on or prior to the Closing Date have been correctly reported and fully paid, withheld or collected, or adequately reserved for as set forth in the Closing Balance Sheet.  It is understood by Buyer that $5,000 is owed in payroll taxes

4.8 Vacation Pay.  The true and correct amount of vacation, holiday and sick pay unpaid as of the date hereof for all employees of CPU is listed herein as of Closing and is also included on the Closing Balance Sheet as of the date of Closing.

4.9 Contracts and Commitments.

(a) Significant Contracts.  CPU is not a party to or is in any way obligated under, any agreement, contract or commitment containing any covenant limiting the freedom of CPU to engage in any line of business or compete with any Person other than in the ordinary course of business.

4.10 Patents, Trademarks and Trade Names.  Attached hereto sets forth a true and correct listing of all patents, trade names, trademarks, service marks, common-law trademarks, copyrights, domain names, websites and all registrations and applications for any of the foregoing, owned, possessed, licensed or used by CPU or otherwise used in the business.  CPU owns the entire right, title and interest in and to the items listed

4.11 Environmental Matters.  CPU is and has been in compliance with all Environmental Laws and has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that CPU is not in compliance with applicable Environmental Laws.

4.12 Computer Systems.  All of the computer hardware and software systems, and all equipment including imbedded microprocessors, owned, leased or used by CPU (including, without limitation, those related to equipment, quality control activities, accounting and bookkeeping records and record keeping activities, environmental, HVAC and other facility controls, and security and communications systems) are fully operational and are operating properly as designed.

4.13 Bank Accounts.  Attached hereto is a complete list of each bank, financial institution and brokerage company in which CPU has an account together with the type of account and the names of all Persons authorized to draw thereon or have access thereto.

4.14 No Pending Transactions.  Except for this Agreement, neither CPU nor any  Seller is a party to or is bound by any agreement, undertaking or commitment:  (a) to merge or consolidate CPU with, or to have CPU acquire all or substantially all of the properties and assets of, any other Person; (b) to sell, lease or exchange all or substantially all of CPU’s properties and assets to any other Person; (c) to sell or exchange all or substantially all of the capital stock of CPU to any other Person; or (d) to reorganize CPU.

4.15 Employees.

(a) CPU is in compliance with all applicable Laws respecting labor and employment, applicant and employee background checking, immigration, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice.  CPU is not liable for any payment to any trust or other fund or to any governmental entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees other than routine payments to be made in the ordinary course.

4.16 Benefit Plans.  The Seller has delivered to Buyers true and correct copies of each of the existing employee benefit plans for which written documentation exists.

5. REPRESENTATIONS AND WARRANTIES OF BUYERS.  For the purpose of inducing CPU and the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyers represents and warrants to CPU and the Seller and agrees that:

5.1 Corporate Matters Regarding PPE.

(a) Organization and Qualification; Power.  PPE is a corporation duly organized and validly existing under the Laws of the United Kingdom.  PPE has all requisite corporate power and authority to carry on its business as it is now being conducted.

(b) Authorization. PPE has all requisite corporate power and authority to enter into this Agreement and the related agreements referred to herein and to carry out its obligations hereunder and thereunder. No further corporate proceedings on the part of PPE is necessary to authorize this Agreement or the transactions contemplated hereby, and this Agreement and the related agreements, documents and instruments referred to herein to which PPE is a party have been duly executed and delivered by PPE and constitute the valid and legally binding obligations of PPE, enforceable against it in accordance with their respective terms.

(c) Compliance; Binding Effect. The execution and delivery of this Agreement and the related agreements, documents and instruments referred to herein, and the consummation of the transactions contemplated hereby, by PPE will not (i) violate any provisions of the Articles/Certificate of Incorporation or Bylaws of PPE or (ii) constitute a default under, or constitute an event which with the giving of notice or the lapse of time or both would become a default under, or create any rights of termination, cancellation, purchase, or acceleration in any Person under, any mortgage, lien, lease, agreement or other instrument or obligation to which PPE is a party or by which PPE is bound, or (iii) violate or conflict with any Law, statute, regulation, order, writ, injunction, judgment, arbitration award, decree or other restriction of any kind or character to which PPE is subject or by which PPE is bound.

(d) Consents.  No consent, approval, authorization or order of any court, governmental agency or body, or third party is required for the consummation and performance by PPE of the transactions contemplated by this Agreement.

5.2 Brokers.  PPE has not incurred, nor will any Person be entitled to, on account of PPE, any brokers’, finders’, or similar fee in connection with the transactions contemplated by this Agreement.

6. REPRESENTATIONS AND WARRANTIES OF EWSI.  For the purpose of inducing CPU and the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, EWSI represents and warrants to CPU and the Seller and agrees that:

6.1 Corporate Matters Regarding EWSI.

(a) Organization and Qualification; Power.  EWSI is a corporation duly organized and validly existing under the Laws of the State of Nevada.  EWSI has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted.

(b) Authorization.  EWSI has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations herein.  No further corporate proceedings on the part of EWSI are necessary to authorize this Agreement or the transactions contemplated hereby, and this Agreement and the related agreements, documents and instruments referred to herein to which EWSI is a party have been duly executed and delivered by EWSI and constitute the valid and legally binding obligations of EWSI.

(c) Compliance; Binding Effect.  The execution and delivery of this Agreement and the related agreements, documents and instruments referred to herein, and the consummation of the transactions contemplated hereby, by EWSI will not violate any provisions of the Articles/Certificate of Incorporation or Bylaws of EWSI.

(d) Consents.  No consent, approval, authorization or order of any court, governmental agency or body, or third party is required for the consummation and performance by EWSI of the transactions contemplated by this Agreement.

6.2 Disclosure.  No representation or warranty by EWSI in this Agreement, and no statement, certificate or schedule furnished or to be furnished by or on behalf of it pursuant to this Agreement, or any document or certificate delivered to CPU or the Seller pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

6.3 Brokers.  EWSI has not incurred, nor will any Person be entitled to, on account of EWSI, any brokers’, finders’, or similar fee in connection with the transactions contemplated by this Agreement.

6.4 EWSI Series A Preferred Stock and Common Stock.  The Series A Preferred Stock issued herein is validly issued, duly authorized, fully paid and non-assessable and is not subject to any preemptive rights.  The EWSI Common Stock to be issued to Seller upon conversion of the Series A Preferred Stock, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued under SEC Rule 144, fully paid and non-assessable and not subject to any preemptive rights.

7. COVENANTS OF SELLERS AND CPU.

7.1 Conduct Pending Closing Date.  CPU and the Seller severally covenant and agree ) that until the Closing Date:

(a) Full Access.  Buyers and all authorized representatives shall have full access to examine the Real Estate and all properties, assets, books, records, financial statements, contracts and documents of CPU, and CPU and its officers and employees will cooperate fully with this examination.

(b) Carry on in Regular Course.  CPU shall carry on and operate its business diligently and substantially in the same manner as heretofore, shall pay when due all of its obligations and liabilities, and shall not change any methods of management, accounting or operation, except with the prior written consent of Buyers.

(c) Increases Limited.  Without the prior written consent of Buyers, CPU will not grant or permit any increase in the compensation payable or to become payable to any of the officers or employees of such CPU, or grant or permit any increase in the benefits under any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such employees or officers (including without limitation any sales bonuses to employees with respect to the transactions contemplated herein).

(d) Contracts and Commitments.  CPU will not enter into any contract or commitment, or engage in any other transaction, not in the usual and ordinary course of its business and consistent with its business practices, without the prior written consent of Buyers.  CPU will not enter into or negotiate any agreement with any labor organization that will bind Buyers or CPU without the prior consent of Buyers.

(e) Maintenance.  CPU shall operate, maintain and repair its property and assets in a normal business manner, and shall not use or operate its property or assets in other than a normal business manner.

(f) Preservation of Organization.  CPU shall use its best efforts to preserve its business organization intact, to keep available its present key employees, and to preserve its present relationships with those having business relations with it.

(g) Insurance.  CPU will maintain all of its insurance in effect as of the date hereof.

7.2 Seller Support Post Closing.  Crew hereby irrevocably commits to maintain functional support  for CPU, for a period of at least two months but not longer than four months, in order to effect an orderly transition, including but not limited to website maintenance, email addresses, any accounting functions, and related support services including: usage of the server, webmail, calendar, and delivery/handover of Quick Books/Tiger Paw software and the eBay account (both of which should be owned by CPU)

8. COVENANTS OF BUYERS.

8.1 Employment of CPU Employees.  Buyers agree to retain employment of the individuals listed on the same terms as such individuals are employed by CPU immediately before Closing.

8.2 Director and Officer Indemnification.  For a period of at least three (3) years after the Closing Date, Buyers will cause CPU to maintain in effect (which in each case shall cover the same matters and be on terms, including without limitation as to limits of liability in insurance policies, no less favorable than as are in effect on the Closing Date):

(a) bylaw provisions, certificate of incorporation provisions and other agreements indemnifying current and former directors and officers of CPU who serve or served as such on or prior to the Closing Date; and

(b) policies of insurance, including but not limited to professional liability coverage, insuring such officers and directors of CPU against matters, which arose on or prior to the Closing Date.

8.3 Further Acts.   On but not later than five days after the Closing Date, or thereafter if necessary, Buyers shall, without cost or expense to the Seller, execute and deliver to or cause to be executed and delivered to the Seller such further instruments and take such other action as the Seller may reasonably require to carry out more effectively and completely the transactions contemplated by this Agreement.

9. MUTUAL COVENANTS AND WARRANTIES.

9.1 Publicity.  No public announcement or other publicity regarding the transactions referred to herein shall be made by the Seller, the Buyers or CPU (or by any advisor or agent of the Seller or CPU) without the prior written approval of EWSI (which operates under the jurisdiction of the SEC), with the exception of RLS Associates, which is hereby allowed to publish a tombstone/deal announcement of the transaction.

9.2 Tax Matters.  The following provisions shall govern the allocation of responsibility as between Buyers and the Seller for certain tax matters following the Closing Date:

(a) Tax Indemnification.  Crew shall indemnify Buyers, EWSI and CPU and each of their respective affiliates and hold them harmless from and against any Loss, Claim, liability, expense, or other damage attributable to (i) Taxes (or the non-payment thereof) of CPU for all taxable periods ending on or before end of the Closing Date.  The Buyers shall indemnify the Seller and each of their respective affiliates and hold them harmless from and against any Loss, Claim, liability, expense, or other damage attributable to Taxes (or the non-payment thereof) of CPU for all taxable periods ending on or after the Closing Date

(b) Responsibility for Filing Tax Returns.  Crew shall prepare or cause to be prepared and file or cause to be filed all income Tax Returns for CPU for any taxable period ending on or prior to the Closing Date.  Buyers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for CPU that are filed after the Closing Date other than the Tax Returns referenced in the preceding sentence.

(c) Cooperation on Tax Matters.  Buyers, CPU, and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns for the periods ending on the Closing Date and any audit, litigation, or other proceeding with respect to Taxes until the expiration of the statute of limitations (and, to the extent notified by Buyers or the Seller, any extensions thereof).

9.3 Post-Closing Corporate Matters for CPU.  Buyers and Seller acknowledge that Buyers intend to effectuate the following corporate actions after the Closing (at the Buyers’ discretion and without limiting the Buyers’ rights to take or cause to be taken any other corporate actions):

(a) Buyers will appoint the board of directors of CPU.

(b) Buyers intends that, after due consideration, the Board of Directors of CPU will appoint the following officers:

(i) Julie Peterson, Consulting General Manager

(ii) Chris Zwicke, Vice President

(c) Buyers intend that they, as stockholders of CPU, and the officers of CPU (as applicable) will take or cause to be taken such actions to amend as necessary or advisable the Articles of Organization, Articles/Certificate of Incorporation, Bylaws and other organizational documents of CPU.

(d) Buyers intend to change the registered agent office for CPU.

10. CONDITIONS TO OBLIGATIONS OF BUYERS.  The obligations of Buyers to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions:

10.1 Ordinary Course.  CPU shall have operated its business in the ordinary course since December 31, 2012, and there shall have been no transactions outside the ordinary course of business without the prior written consent of Buyers.

10.2 Third-Party Consents.  All authorizations, consents and approvals of all governmental agencies and authorities required to be obtained in order to permit consummation by Seller of the transactions contemplated by this Agreement and to permit the business currently carried on by CPU to continue to be carried on by such CPU unimpaired immediately following the Closing Date shall have been obtained.

10.3 Statutory Requirements; Litigation.  All statutory requirements for the valid consummation by Seller of the transactions contemplated by this Agreement, shall have been fulfilled.  Between the date of this Agreement and the Closing Date, no action, investigation or proceeding shall have been instituted or shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transaction contemplated by this Agreement or to obtain damages in respect thereof.

10.4 Liens.  The assets of CPU shall be free and clear of all security interests, mortgages, deeds of trust, liens, claims and encumbrances of any nature whatsoever.

11. CONDITIONS TO OBLIGATION OF SELLERS.  The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions.

11.1 Representations and Warranties.  Each of the representations and warranties of PPE and EWSI herein contained shall be true and correct in all material respects at and as of the Closing Date.

11.2 Statutory Requirements; Litigation.  All statutory requirements for the valid consummation by PPE and EWSI of the transactions contemplated by this Agreement shall have been fulfilled.

11.3 Other Agreements and Documents.  On or before the Closing Date, Seller shall have received the closing deliveries specified in this Agreement.

11.4 Deliveries.  Buyer will have fully performed with respect to all of the deliveries set forth in Section 3.2(b) above.

12. SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS; INDEMNIFICATION.

12.1 Survival of Representations, Warranties, Agreements and Covenants.

(a) Each and every representation and warranty made by CPU, Seller, PPE or EWSI in this Agreement or in any exhibits, schedules, instruments of transfer or other documents delivered pursuant thereto or in connection therewith shall be effective regardless of any investigation that may have been or may be made at any time by or on behalf of the party to whom such representation or warranty is made and shall survive the Closing, but except as otherwise provided in this Section 12.1, shall terminate on the second anniversary of the Closing Date.

(b) Any representation or warranty of the Seller relating to title to or ownership of the Common Stock, capitalization of CPU or ownership of assets by CPU shall extend for an unlimited period after the Closing Date.

(c) All covenants and agreements contained in this Agreement or in any related agreement, certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing Date in accordance with their terms.

12.2 Indemnification by Buyers.  Buyers agrees to indemnify the Seller from and against any and all losses incurred or sustained by, or imposed upon, the Seller with respect to or by reason of (i) any breach or inaccuracy on the part of Buyers of any of its representations and warranties contained in this Agreement or in any related agreement, certificate, document or instrument delivered by Buyers hereunder or (ii) any breach, default or lack of performance on the part of Buyers of any of its agreements or covenants contained in this Agreement or in any related agreement, certificate, document or instrument delivered by Buyers hereunder.

12.3 Indemnification by Seller

(a) The Seller severally agree to indemnify PPE, EWSI and CPU and hold them harmless from and against any and all Losses incurred or sustained or suffered by, or imposed upon, PPE, EWSI or CPU, with respect to or by reason of any breach or inaccuracy on the part of any such Seller of any such Seller’s representations and warranties contained in this Agreement.

(b) Crew shall indemnify and hold harmless Buyers for any and all losses pursuant to Section 12.3 (a) for which she may be liable; and

 (c)           For the avoidance of doubt, Buyers’ sole remedy against
the Seller for breach of any representation, warranty, covenant or other obligation hereunder shall be to seek indemnification pursuant to Section 12.3(a); that is, for example, Buyers may not seek recovery against a Seller for an alleged breach of a representation and warranty under this Agreement, and contend that such claim is for “breach of contract,” not for “indemnification,” and that the claim is therefore free of the limitations on “indemnification” set forth in this Section 12.3(c).

13. TERMINATION OF AGREEMENT.

13.1 Causes. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the completion of the Closing as follows, and in no other manner:

(a) By mutual consent of the parties;

(b) By written notice from Buyers to the Seller if:

(i) there has been a material misrepresentation or breach by Seller in the representations, warranties, agreements or covenants of Seller set forth herein;

(ii) any of the conditions provided for in this Agreement have not been satisfied or waived by Buyers in writing and the Closing has not occurred within the timeframe set forth in this Agreement or the date of such notice, whichever is later;

(c) By written notice from the Seller to Buyers if:

(i) there has been a material misrepresentation or breach by Buyers in the representations, warranties, agreements or covenants of Buyers set forth herein; or

(ii) any of the conditions provided for in this Agreement have not been satisfied or waived by the Seller in writing and the Closing has not occurred within the time frame provided for in the Agreement or the date of such notice, whichever is later.

(iii) if “Debt Acquired” listed in Exhibit B does not pass verification.

13.2 Right to Proceed.  If any of the conditions specified in this Agreement have not been satisfied by Seller, Buyers, in addition to any other rights that may be available to it, may waive its rights to have such conditions satisfied prior to Closing and may proceed with the transactions contemplated hereby, and if any of the conditions specified in this Agreement have not been satisfied by Buyers prior to Closing, the Seller, in addition to any other rights that may be available to them, may waive their rights to have such conditions satisfied and may proceed with the transactions contemplated hereby; provided, however, that any such waiver by Buyers or Seller, as the case may be, shall in no way diminish or eliminate any other rights that may be available to the waiving party related to or as a result of the waived condition or conditions not having been satisfied prior to Closing.

14. SUBMISSION TO JURISDICTION. Any legal action arising out of or relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in Philadelphia County, Pennsylvania.  Each party to this Agreement expressly and irrevocably consents and submits to the jurisdiction of each state, federal, and appellate court located in Philadelphia County, Pennsylvania in connection with any such legal action or proceeding. Each party further agrees that each state and federal court located in Philadelphia County, Pennsylvania shall be deemed to be a convenient forum. Each party agrees not to assert (by way of motion, as a defense or otherwise), in any such proceeding commenced in any state or federal court located in Philadelphia County, Pennsylvania any claim that such party is not subject personally to the jurisdiction of such court, that such proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. The parties agree that irreparable damage may occur and that the parties would not have any.

15. GOVERNING LAW.  This Agreement shall be governed by and construed under and in accordance with the Laws of the Commonwealth of Pennsylvania, excluding any choice of Law rules that might direct the application of the Laws of another jurisdiction.

16. NOTICES.  Any notice or other communication required or permitted hereunder shall be in writing and shall be considered delivered in all respects when it has been delivered by hand or overnight courier, by acknowledged facsimile transmission followed by the original mailed by certified mail, return receipt requested, or three (3) days after it is mailed by certified mail, return receipt requested, first class postage prepaid, addressed as follows:

To Buyers:
To PSPE: The Managing Director, Profit Seeker Private Equity Ltd., 33 Finland Street, London, UK SE16 7TP
To EWSI:  The Secretary Treasurer, E-Waste Systems, Inc, 101 First Street, #493, Los Altos, CA  USA  94022

To Seller: To Kimberly Crew: 263 East Main Street, Suite A. Newark, DE 19711

or such other addresses as shall be similarly furnished in writing by either party.

17. EXHIBITS.  All exhibits and schedules hereto are by reference incorporated herein and made a part hereof.

18. ENTIRE AGREEMENT; BINDING EFFECT.  This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there are no agreements or understandings between the parties other than those set forth herein or executed simultaneously or in connection herewith.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

19. HEADINGS.  The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

20. EXPENSES.  The parties hereto shall bear their respective expenses incurred in connection with the negotiation, execution and performance of this Agreement.

21. AMENDMENT.  This Agreement may be amended only by a written instrument executed on behalf of all of the parties hereto or, in the case of a waiver, by the party waiving compliance.

22. ASSIGNMENT.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties.

23. COUNTERPARTS; FACSIMILE SIGNATURE.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement all as of the day and year first above written.

PSPE:  Buyer

PROFIT SEEKER PRIVATE EQUITY LTD.

/s/    Errol Torres
By:  Errol Torres, Managing Director, Profit Seeker Fund

EWSI:  Buyer

E-WASTE SYSTEMS, INC.

/s/    Martin Nielson
By:  Martin Nielson, Chief Executive Officer

CPU:

SURF INVESTMENTS, LTD. D/B/A CPU

/s/   Kimberly Crew
By: Kimberly Crew, President

CREW:  Seller

Kimberly Crew

/s/   Kimberly Crew
By:  Kimberly Crew, Individual